EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-175327) pertaining to Two Harbors Investment Corp.’s registration of common stock, preferred stock, debt securities, and depositary shares,

•	Registration Statement (Form S-8 No. 333-188875) pertaining to Two Harbors Investment Corp.’s Restated 2009 Equity Incentive Plan,

•	Registration Statement (Form S-3 No. 333-193004) pertaining to the Two Harbors Investment Corp. Dividend Reinvestment and Share Purchase Plan, and

•	Registration Statement (Form S-3 No. 333-180791) pertaining to Two Harbors Investment Corp.’s registration of common stock, preferred stock, debt securities, and depositary shares,

of our reports dated February 27, 2014, with respect to the consolidated financial statements of Two Harbors Investment Corp., and the effectiveness of internal control over financial reporting of Two Harbors Investment Corp., included in this Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
February 27, 2014